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                                                               Exhibit 99.8

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Samsonite Corporation ("Samsonite").

  This will instruct you whether to exercise or sell Rights to purchase shares of Samsonite's Common Stock distributed with respect to the shares of Samsonite's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Samsonite Corporation Rights Certificates."

  Box 1. [_]Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

  Box 2. [_]Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

  Box 3. [_]Please SELL RIGHTS and remit the net proceeds to the undersigned.

                          Number of     Subscription
                           Rights          Price         Payment
                          ---------     ------------     -------
Basic Subscription Priv-
 ilege:                               x    $           = $       (Line 1)
Over-Subscription Privi-
 lege:                                x    $           = $       (Line 2)
                          Total Payment Required       = $       (Sum of Lines 1
                                                                 and 2; must
                                                                 equal total of
                                                                 amounts in
                                                                 Boxes 3 and 4.)

  Box 4. [_]Payment in the following amount is enclosed $   .

  Box 5. [_]Please deduct payment from the following account maintained by you as follows:

            ---------------------           ---------------------
               Type of Account                   Account No.

            Amount to be deducted:   $ _____________________

                                          -------------------------------
                                          -------------------------------
                                                Signature(s)

                                          Please type or print name(s) below:

                                          -------------------------------
                                          -------------------------------
Date:      , 1999

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